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EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-93623), Form S-8 (File No. 333-93625) and Form S-3 (File No. 333-65730) of Triton PCS Holdings, Inc., and its subsidiaries of our report dated February 15, 2002, except for Note 18, as to which the date is March 8, 2002, relating to the financial statements and financial statement schedules, which appear in this Form 10-K.


/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
March 20, 2002